EXHIBIT 11.0
(Page 1 of 2)

MATTEL, INC. AND SUBSIDIARIES

COMPUTATION OF INCOME (LOSS) PER COMMON AND
COMMON EQUIVALENT SHARE

(In thousands, except per share amounts)

	For the Three Months Ended		For the Six Months Ended

	June 30, 2003	June 30, 2002	June 30, 2003	June 30, 2002

	(Unaudited)
BASIC
Income before cumulative effect of change in accounting principles	$20,892	$19,578	$53,735	$15,627
Cumulative effect of change in accounting principles	—	—	—	(252,194)

Net income (loss)	$20,892	$19,578	$53,735	$(236,567)

Applicable Shares for Computation of Income (Loss) per Share:
Weighted average common shares outstanding	439,700	436,134	438,986	434,402

Basic Income (Loss) Per Common Share:
Income before cumulative effect of change in accounting principles	$0.05	$0.04	$0.12	$0.04
Cumulative effect of change in accounting principles	—	—	—	(0.58)

Net income (loss) per common share	$0.05	$0.04	$0.12	$(0.54)

EXHIBIT 11.0
(Page 2 of 2)

MATTEL, INC. AND SUBSIDIARIES

COMPUTATION OF INCOME (LOSS) PER COMMON AND
COMMON EQUIVALENT SHARE

(In thousands, except per share amounts)

	For the Three Months Ended		For the Six Months Ended

	June 30, 2003	June 30, 2002	June 30, 2003	June 30, 2002

	(Unaudited)
DILUTED
Income before cumulative effect of change in accounting principles	$20,892	$19,578	$53,735	$15,627
Cumulative effect of change in accounting principles	—	—	—	(252,194)

Net income (loss)	$20,892	$19,578	$53,735	$(236,567)

Applicable Shares for Computation of Income (Loss) per Share:
Weighted average common shares outstanding	439,700	436,134	438,986	434,402
Weighted average common equivalent shares arising from:
Dilutive stock options	5,791	6,029	5,728	5,606
Stock warrant	—	—	—	294

Weighted average number of common and common equivalent shares	445,491	442,163	444,714	440,302

Diluted Income (Loss) Per Common Share:
Income before cumulative effect of change in accounting principles	$0.05	$0.04	$0.12	$0.03
Cumulative effect of change in accounting principles	—	—	—	(0.57)

Net income (loss) per common share	$0.05	$0.04	$0.12	$(0.54)